UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2020

CCF HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	333-231069	83-2704255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5165 Emerald Parkway, Suite 100
Dublin OH 43017
(Address of principal executive offices) (Zip code)

800-837-0381
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities Registered pursuant to Section 12(b) of the Act: none

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(b) Appointment of New Certifying Accountant.

On July 17, 2020, the Audit Committee of the Board of Directors (the “Audit Committee”) of CCF Holdings LLC (“CCF” or the “Company”), the successor to Community Choice Financial Inc. (“CCFI”), approved the engagement of Elliott Davis LLC (“Elliott Davis”) as the Company’s new independent registered accounting firm. As part of the engagement, Elliott Davis will audit or review, as applicable, the financial statements of CCF and CCFI, as applicable, for the period from January 1, 2018 through December 12, 2018 (CCFI) and from December 13, 2018 (inception of CCF) through December 31, 2018 (CCF) and for the year ended December 31, 2019 and for the interim periods of CCF ended March 31, 2019, June 30, 2019, September 30, 2019 and March 31, 2020. During the years ended December 31, 2019 and 2018, and the subsequent periods through July 17, 2020, the effective date of the Company’s engagement of Elliott Davis, neither CCF nor CCFI consulted with Elliott Davis regarding any matters or events set forth in Items 304(a)(2)(i) or (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCF Holdings LLC

Dated: July 20, 2020	By:	/s/ Michael Durbin
Michael Durbin
Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer